UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rouhani Employment Agreement

On June 25, 2024, Ispire Technology Inc. (the “Company”) entered into an executive employment agreement with Mr. Tirdad Rouhani, the Company’s President (the “Rouhani Agreement”). The Rouhani agreement has a three-year term and continues on a year-to-year basis unless terminated by either the Company or Mr. Rouhani on written notice given not later than 180 days prior to the expiration of the initial term or any one-year extension. Mr. Rouhani will receive an annual base salary of $410,000, which may be increased from time to time, but not decreased, during the term of the Rouhani Agreement. Mr. Rouhani is eligible for an annual discretionary bonus with a bonus target of 50% of his annual base salary, subject to the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). Mr. Rouhani is eligible for any fringe benefits offered by the company on the same terms and conditions as other executives, including group health benefits and a 401k retirement plan. In the event Mr. Rouhani is terminated without Cause or resigns for Good Reason, Mr. Rouhani is entitled to severance in the amount of twelve months’ then-applicable base salary and immediate accelerated vesting of 50% of any unvested Equity Grants (as that term is defined in the Company’s 2020 Equity Incentive Plan (the “Plan”)) that Mr. Rouhani has received under the Plan, regardless of the terms of the Plan or any award agreement. The Rouhani Agreement contains customary assignment of invention and confidentiality provisions.

The foregoing description of the Rouhani Agreement does not purport to be complete and is qualified in its entirety by reference to the Rouhani Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Przybyla Employment Agreement

On June 25, 2024, the Company entered into an executive employment agreement with Mr. Steven Przybyla, the Company’s Chief Legal Officer and Secretary (the “Przybyla Agreement”). Mr. Przybyla’s employment with the Company is at will and may be terminated by either Mr. Przybyla or the Company at any time, for any reason, or no reason. Mr. Przybyla will receive an annual base salary of $400,000, which may be increased from time to time, but not decreased, during the term of his employment. Mr. Przybyla is eligible for an annual discretionary bonus with a bonus target of 50% of his annual base salary, subject to the discretion of the Compensation Committee. Mr. Pzybyla is eligible for any fringe benefits offered by the company on the same terms and conditions as other executives, including group health benefits and a 401k retirement plan. The Company has agreed to bear the costs associated with Mr. Pzybyla’s maintenance of his professional licenses. In the event Mr. Przybyla is terminated without Cause or resigns for Good Reason, Mr. Przybyla is entitled to severance in the amount of twelve months’ then-applicable base salary and immediate accelerated vesting of 50% of any unvested Equity Grants (as that term is defined in the Plan) that Mr. Przybyla has received under the Plan, regardless of the terms of the Plan or any award agreement. The Przybyla Agreement contains customary assignment of invention and confidentiality provisions.

The foregoing description of the Przybyla Agreement does not purport to be complete and is qualified in its entirety by reference to the Przybyla Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 25, 2024. On May 1, 2024, the record date for the Annual Meeting, there were 56,338,834 shares of the Company’s common stock issued and outstanding with each such share being entitled to one vote.

A total of 40,242,706 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors

The stockholders elected each of Tuanfang Liu, Jiangyan Zhu, Christopher Robert Burch, Brent Cox, and John Fargis, each to serve for a one-year term until the conclusion of the 2025 Annual Meeting of Stockholders or until their successors is duly elected and qualified.

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Tuanfang Liu	34,381,435	599,570	2,018	5,259,683
Jiangyan Zhu	34,861,670	119,337	2,016	5,259,683
Christopher Robert Burch	34,924,706	56,304	2,013	5,259,683
Brent Cox	34,774,848	206,158	2,017	5,259,683
John Fargis	34,788,266	192,739	2,018	5,259,683

Proposal 2: Proposal to Ratify the Appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2024

The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

Votes For	Votes Against	Votes Abstained
40,241,697	995	14

Proposal 3: Advisory Vote on 2023 Executive Compensation

The stockholders approved the non-binding advisory resolution approving the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
34,971,080	8,228	3,715	5,259,683

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The stockholders voted in favor of “3 Year” as their preferred frequency for holding future advisory votes to approve the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
1,501,987	20	33,480,999	17	5,259,683

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Executive Employment Agreement dated June 25, 2024, by and between Ispire Technology Inc. and Tirdad Rouhani.
10.2	Executive Employment Agreement dated June 25, 2024, by and between Ispire Technology Inc. and Steven Przybyla.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: June 28, 2024

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